                             Mayor's Jewelers, Inc.
                            14051 N.W. 14(th) Street
                             Sunrise, Florida 33323




                                 August 16, 2002



Henry Birks & Sons Inc.
1240 Square Phillips
Montreal, Quebec
H3B 3H4

Ladies and Gentlemen:

                  Reference is made to the Investment Agreement dated July 30, 2002 (the "Investment Agreement"), between Mayor's Jewelers, Inc., a Delaware corporation (the "Seller"), and Henry Birks & Sons Inc., a Canadian corporation (the "Purchaser"). Pursuant to Section 8.04 of the Investment Agreement, this letter (this "Letter") is an instrument in writing, which shall serve to amend and modify certain definitions, representations and agreements contained in the Investment Agreement. To the extent there is any conflict between the Investment Agreement and this Letter with respect to the subject matter hereof, this Letter shall supersede the Investment Agreement. In all other respects, the Investment Agreement shall constitute the entire agreement of the parties thereto with respect to the subject matter thereof.

                  Within Section 1.01, the definition:

                           "Credit Agreement" means the Revolving Credit,
                  Tranche B Loan and Security Agreement entered into between Mayor's Jewelers, Inc. and Fleet Retail Finance Inc. and Back Bay Capital Funding LLC, dated as of May 30, 2002.

                           is replaced with:

                           "Credit Agreement" means the Revolving Credit,
                  Tranche B Loan and Security Agreement entered into between Mayor's Jewelers, Inc. and Fleet Retail Finance Inc. and Back Bay Capital Funding LLC, dated as of May 30, 2002, and any refinancing thereof including, without limitation, the refinancing contemplated by the unexecuted Revolving Credit, Tranche B Loan and Security Agreement among Mayor's Jewelers, Inc. and its Domestic Subsidiaries and Fleet Retail Finance Inc., GMAC Business Credit, LLC and Back Bay Capital Funding LLC.



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                           and, the definition:

                           "Subsidiaries" means Mayor's Jewelers, Inc., a
                  Florida corporation, American Horological Corporation, a Florida corporation, JBM Retail Company, Inc., a Delaware corporation, JBM Venture Co. Inc., a Delaware corporation, Club Duty Free, a Delaware corporation, Designer Timepieces, Inc., a Delaware corporation, Ultimate Fine Jewelry and Watches, Inc., a Delaware corporation, Ultimate Fine Jewelry International, Inc., a Delaware corporation, UPKE, Inc., a Delaware corporation, JBM International, Inc., a Delaware corporation, Jewelry Depot, Inc., a Delaware corporation, Mayor's Jewelers Intellectual Property Holding Company, a Delaware corporation, Exclusive Diamonds International, Ltd., an Israeli corporation, Regal Diamonds International (T.A.) Ltd., a Delaware corporation, Jan Bell Marketing/Puerto Rico, Inc., a Puerto Rico corporation, Mayor's Jewelers Receivables Holding Company, a Nevada corporation, Maier & Berkele, Inc. a Georgia corporation, Maier's Jewelers, Inc., a Georgia Corporation, and any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Seller directly or indirectly through one or more intermediaries is replaced with:

                           "Subsidiaries" means Mayor's Jewelers, Inc., a
                  Florida corporation, JBM Retail Company, Inc., a Delaware corporation, JBM Venture Co., Inc., a Delaware corporation, Mayor's Jewelers Intellectual Property Holding Company, a Delaware corporation, Exclusive Diamonds International, Ltd., an Israeli corporation, Regal Diamonds International (T.A.) Ltd., an Israeli corporation, Jan Bell Marketing/Puerto Rico, Inc., a Puerto Rico corporation.

                  Section 3.14, paragraph (t), clause (i):

                           (i) abandoned, sold, assigned, or granted any
                  security interest in or to any item of the Owned Intellectual Property, Licensed Intellectual Property, Seller IP Agreements, including, without limitation, failing to perform or cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees and taxes, to maintain and protect its interest in such Intellectual Property, is replaced with:

                           (i) abandoned, sold, assigned, or granted any
                  security interest in or to any item of the Owned Intellectual Property, Licensed Intellectual Property, Seller IP Agreements (other than a security interest or a collateral assignment granted pursuant to the Credit Agreement and any other document delivered in connection therewith), including, without limitation, failing to perform or cause to be performed all applicable filings, recordings and other acts, and pay or caused


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                  to be paid all required fees and taxes, to maintain and
                  protect its interest in such Intellectual Property,

                  Section 5.07:

                           SECTION 5.07. Use of Intellectual Property. The
                  Seller acknowledges that from and after the Closing, the name "Mayor's Jewelers" and all similar or related names, marks and logos (all of such names, marks and logos being the "Seller Marks") shall be owned by the Seller or a Subsidiary, that no other person shall have any rights in the Seller Marks.

                           is replaced with:

                           SECTION 5.07. Use of Intellectual Property. The
                  Seller acknowledges that from and after the Closing, the name "Mayor's Jewelers" and all similar or related names, marks and logos (all of such names, marks and logos being the "Seller Marks") shall be owned by the Seller or a Subsidiary, that no other person shall have any rights in the Seller Marks. Notwithstanding the foregoing, nothing contained herein shall in any way impair the rights of the Agents and Lenders under the Credit Agreement and any other document delivered in connection therewith, to receive a pledge, security interest, collateral assignment or other transfer of any right in the Seller Marks, Owned Intellectual Property, Licensed Intellectual Property or Seller IP Agreement or the rights of the Seller or any Subsidiary to grant a security interest in, pledge, collaterally assign or otherwise transfer such rights to such lender.


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         If you agree to these amendments set forth in this Letter, please indicate your acceptance by signing in the space provided below.

         We trust the whole is to your satisfaction, we remain,

                                                  Very truly yours,


                                                  MAYOR'S JEWELERS, INC.


                                                  By:
                                                         -----------------------
                                                  Name:  Marc Weinstein
                                                  Title: Senior Vice President,
                                                         Chief Operating Officer


Agreed and accepted as of
the date first written above:

HENRY BIRKS & SONS INC.


By:
        -----------------------------
Name:   Thomas A. Andruskevich
Title:  President and
        Chief Executive Officer


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